EXHIBIT 16(b)

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE MUNICIPAL INCOME PORTFOLIO

                       HYPOTHETICAL $10,000 INVESTMENT


For the Period November 1, 1993 (Commencement of Operations) through October 31, 1995

Value of Initial $10,000      = ($10,000 / Bbeginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $12.49
                              = $9,992.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 71.16 * $12.49
                              = $888.79

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 0.00 * $12.49
                              = $0.00

TOTAL VALUE  =  $9,992.00 + $888.79 + $0.00 = $10,880.79


-----------------------------------------------------------------------------
For the Period November 1, 1993 (Commencement of Operations) through October 31, 1994

Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $11.64
                              = $9,312.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 32.91 * $11.64
                              = $383.07

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 0.00 * $11.64
                              = $0.00

TOTAL VALUE  =  $9,312.00 + $383.07 + $0.00 = $9,695.07

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE MUNICIPAL INCOME PORTFOLIO

                         (STANDARDIZED RETURNS)


                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1               2.0000
AVERAGE ANNUAL TOTAL RETURN         8.30%             2.47%
MAXIMUM SALES LOAD                  3.50%             3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)    -1      = T

($1,083.02/1,000)**1  -1  = T
                   .0830  = T
                   8.30%  = T


INCEPTION THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)      -1    = T

($1,049.97/1,000)
    ** (1/2.0000)   -1     = T
                  .0247    = T
                  2.47%    = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE MUNICIPAL INCOME PORTFOLIO

                         (NON-STANDARDIZED RETURNS)

                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1               2.0000
CUMULATIVE TOTAL RETURN
  (Excluding Maximum Sales Load)   12.23%              8.81%
CUMULATIVE TOTAL RETURN
  (After Deducting Maximum
     Sales Load)                    8.30%              5.00%
AVERAGE ANNUAL TOTAL RETURN        12.23%              4.31%
MAXIMUM SALES LOAD                  3.50%              3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1995
------------------------------------------------------------------------
Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------

(ERV/P)  - 1             = T        (ERV/P)**(1/N)    -1     = T

($1,122.29/1,000)  -1    = T        ($1,122.29/1,000)  -1    = T
                 .1223   = T                         .1233   = T
                 12.23%  = T                         12.33%  = T


INCEPTION THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------
(Excluding Maximum Sales Load)
------------------------------

(ERV/P)  - 1             = T        (ERV/P)**(1/N)    -1     = T

($1,088.07/1,000)  -1    = T        ($1,088.07/1,000)
                                         ** (1/2.0000)  -1   = T
                 .0881   = T                         .0431   = T
                  8.81%  = T                          4.31%  = T

Cumulative Total Return  (After Deducting Maximum Sales Load)
-------------------------------------------------------------

(ERV/P)    -1          = T

($1,049.97/1,000) -1   = T
                .0500  = T
                 5.00% = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE MUNICIPAL INCOME PORTFOLIO

           Yield for the Thirty-Day Period Ended October 31, 1995


ACTUAL YIELD FOR THE 30-DAY PERIOD:
-----------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((69,472.00 - 10,279.45)/1,339,497.7640 * $12.94 + 1) ** 6 -1]

Yield  =  .04133146

Yield  =   4.13%


YIELD FOR THE PERIOD WITHOUT THE EFFECT OF FEE WAIVERS:
-------------------------------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((69,472.00 - 16,176.83)/1,339,497.7640 * $12.94 + 1) ** 6 -1]

Yield  =  .03718194

Yield  =   3.72%